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                                                                    EXHIBIT 23.1

                                 ARTHUR ANDERSEN


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference, into the Security Associates International, Inc. registration statement on Form S-3 filed November 21, 2001 (File no. 333-73908), of our report dated April 15, 2002 included in this Annual Report on Form 10-KSB for the year ended December 31, 2001, and to all references to our Firm included in such S-3 registration statement.

/s/ Arthur Andersen

Chicago, Illinois
April 16, 2002